Exhibit (d)(3)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

May 20, 2008

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO Global Advantage Strategy Bond Fund and PIMCO Unconstrained Bond Fund (the “Funds”)

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) dated May 5, 2000 (as restated August 19, 2003) (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

EXHIBIT A

(as of May 20, 2008)

PIMCO Funds

Fund	Investment Advisory Fee
All Asset Fund	0.175%
All Asset All Authority Fund	0.20%
California Intermediate Municipal Bond Fund	0.225%
California Short Duration Municipal Income Fund	0.20%
Commercial Mortgage Securities Fund	0.40%
CommodityRealReturn Strategy Fund	0.49%
Convertible Fund	0.40%
Developing Local Markets Fund	0.45%
Diversified Income Fund	0.45%
Emerging Local Bond Fund	0.45%
Emerging Markets Bond Fund	0.45%
European StocksPLUS TR Strategy Fund*	0.45%
Extended Duration Fund	0.25%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund*	0.45%
Floating Income Fund	0.30%
Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%
Foreign Bond Fund (Unhedged)	0.25%
Fundamental Advantage Tax Efficient Strategy Fund	0.64%
Fundamental Advantage Total Return Strategy Fund	0.64%
Fundamental IndexPLUS Fund	0.45%
Fundamental IndexPLUS TR Fund	0.54%
Global Advantage Strategy Bond Fund	0.60%
Global Bond Fund (Unhedged)	0.25%
Global Bond Fund (U.S. Dollar-Hedged)	0.25%
GNMA Fund	0.25%
High Yield Fund	0.25%
High Yield Municipal Bond Fund	0.30%
Income Fund	0.25%
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)*	0.45%
International StocksPLUS TR Strategy Fund (Unhedged)*	0.39%
Investment Grade Corporate Bond Fund	0.25%
Japanese StocksPLUS TR Strategy Fund*	0.45%
Liquid Assets Fund	0.10%

Fund	Investment Advisory Fee
Loan Obligation Fund	0.25%
Long Duration Fund	0.25%
Long Duration Total Return Fund	0.25%
Long-Term U.S. Government Fund	0.225%
Low Duration Fund	0.25%
Low Duration Fund II	0.25%
Low Duration Fund III	0.25%
Moderate Duration Fund	0.25%
Money Market Fund	0.12%
Mortgage-Backed Securities Fund	0.25%
Municipal Bond Fund	0.225%
New York Municipal Bond Fund	0.225%
Real Return Fund	0.25%
Real Return Asset Fund	0.35%
RealEstateRealReturn Strategy Fund	0.49%
RealRetirement 2010 Fund	0.70%
RealRetirement 2020 Fund	0.70%
RealRetirement 2030 Fund(1)	0.75%
RealRetirement 2040 Fund(2)	0.80%
RealRetirement 2050 Fund(3)	0.80%
Short Duration Municipal Income Fund	0.20%
Short-Term Fund	0.25%
Small Cap StocksPLUS TR Fund*	0.44%
StocksPLUS Fund*	0.25%
StocksPLUS Long Duration Fund	0.35%
StocksPLUS Municipal-Backed Fund*	0.34%
StocksPLUS TR Short Strategy Fund*	0.44%
StocksPLUS Total Return Fund*	0.39%
Total Return Fund	0.25%
Total Return Fund II	0.25%
Total Return Fund III	0.25%
Unconstrained Bond Fund	0.60%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
Asset-Backed Securities Portfolio	0.02%
Asset-Backed Securities Portfolio II	0.02%
Developing Local Markets Portfolio	0.02%
Emerging Markets Portfolio	0.02%
High Yield Portfolio	0.20%
International Portfolio	0.02%
Investment Grade Corporate Portfolio	0.02%
Mortgage Portfolio	0.02%
Mortgage Portfolio II	0.02%
Money Market Portfolio(4)	0.00%
Municipal Sector Portfolio	0.02%
Opportunity Portfolio	0.02%
Real Return Portfolio	0.02%
Short-Term Portfolio	0.02%
Short-Term Portfolio II	0.02%
U.S. Government Sector Portfolio	0.02%
U.S. Government Sector Portfolio II	0.02%

*	Reflects a fee reduction effective October 1, 2007.
(1)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.70%.
(2)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.70%.
(3)	Effective April 1, 2025, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.70%.
(4)	Money Market Portfolio will be offered only to other series of the PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. Money Market Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Money Market Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Money Market Portfolio under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title:	President
Date:	May 20, 2008

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Managing Director
Date:	May 20, 2008